EXHIBIT 99.13

WAIVER AND AMENDMENT
TO SECURITIES PURCHASE AGREEMENT AND DEBENTURE

THIS WAIVER AND AMENDMENT, dated as of March 6, 2007 (the “Waiver”), to the Securities Purchase Agreement, dated as of December 28, 2005, as amended (the “Purchase Agreement”), and the 6% Secured Convertible Debenture due December 28, 2008 (the “Debenture”) is by and among Arkados Group, Inc. (formerly CDKNET.COM, Inc.), a Delaware corporation (the “Company”), and the purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

RECITALS

The Company and Crucian Transition, Inc. (the “New Purchaser”) are entering into a Sixth Additional Issuance Agreement, dated as of March 6, 2007 (the “Additional Issuance Agreement”), for the purchase by the New Purchasers of an aggregate of $20,000 of the New Debenture and New Warrants (as such terms are defined in the Sixth Additional Issuance Agreement) pursuant to the Purchase Agreement, between the Company and the New Purchasers.

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to waive compliance with Sections 4.13 of the Purchase Agreement.

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to acknowledge that the New Underlying Shares (as such term is defined in the Additional Issuance Agreement) shall be included on the Registration Statement registering the Debentures and Warrants of the Purchasers.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Waiver.

Each Purchaser hereby waives compliance by the Company with the obligations imposed by Section 4.13 of the Purchase Agreement regarding such Purchaser’s right to participate in the purchase of the New Debenture, as well as any advance made to the Company prior to the Closing that is either repaid from the proceeds or is given as full or partial consideration by the New Purchasers under the Additional Issuance Agreement.  This  Waiver shall not effect the rights set forth in Section 4.13 with respect to future financing after the issuance of the Additional Debenture and related Warrants.

2.           Acknowledgement.  Each Purchaser hereby acknowledges and agrees that, for purposes of Section 6(b) of the Registration Rights Agreement, dated as of December 28, 2005, between the Company and the Purchasers signatory thereto, as amended (the “Registration Rights Agreement”), the shares of Common Stock underlying the New Debenture and New Warrants shall be deemed Registrable Securities which may be included as securities in the Company’s initial Registration Statement, on the same terms as the Purchasers’ Registrable Securities.

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3.           Miscellaneous.

THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

This Waiver shall constitute a Transaction Document.

Except as expressly waived and/or amended hereby, the Purchase Agreement and the Debentures shall remain in full force and effect in accordance with the terms thereof. This Waiver is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Purchase Agreement or Debentures or of any Event of Default or default which may occur or may have occurred under the Purchase Agreement or Debentures.

This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Waiver.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO WAIVER AND AMENDMENT

ARKADOS GROUP, INC.	BUSHIDO CAPITAL MASTER FUND, L.P.

By: Bushido Capital Partners, Ltd., its General Partner

By: /s/ Barbara Kane-Burke Barbara Kane-Burke	By: /s/ Ronald Dagar Ronald Dagar
VP Finance and Controller	Director

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS A	GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS C

By: /s/ Jonathan P. Knight Jonathan P. Knight	By: /s/ Jonathan P. Knight Jonathan P. Knight
President	President

CARGO HOLDINGS LLC

By: Renee Typaldos
Member

By: Gennaro Vendome
Member

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